UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2005 (March 18, 2005)

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 18, 2004, Harken Energy Corporation’s (the “Company”) wholly-owned subsidiary, Gulf Energy Management Company (“GEM”) entered into an Exploration and Development Agreement (the “Agreement”) with Indiana Posey L.P., a Texas limited partnership, for the joint exploration and development of coal bed methane within the Posey Prospect Area consisting of approximately 400,000 acres in Posey, Gibson and Vanderburgh counties of Indiana. The Agreement designates a third party, Ute Oil Company, d/b/a A.C.T. Operating Company, a Texas corporation, as the Operator to conduct the operations detailed in the Agreement and in the corresponding joint operating agreement included as an exhibit to the Agreement.

There are no material relationships between the Company or its affiliates and Indiana Posey L.P. or Ute Oil Company, d/b/a A.C.T. Operating Company, other than in respect of the material definitive agreement described herein.

A full description of the terms and conditions is set forth in the Exploration and Development Agreement which is filed as an exhibit with this Current Report and is incorporated herein by reference.

The Agreement has an effective date of March 1, 2005 and provides for the project to be conducted in three separate phases. GEM’s obligations under the Agreement include funding 100% of the initial $7.5 Million in costs to carry out the joint exploration and development of the project in return for a non-operating 65% interest in the Posey Prospect Area. The Agreement also provides that GEM is to receive a 82.5% net revenue interest.

In Phase I of the Agreement, GEM is required to pay $500,000, as an initial prospect payment, to Indiana Posey L.P. immediately upon signing of the Agreement and fund an Authority for Expenditure (“AFE”), in the amount of $288,000 to cover work to be performed during Phase I within 10 days of receipt of request from Indiana Posey L.P.

Should GEM elect to proceed with Phase II, GEM is required to pay $500,000, as a second prospect payment, to Indiana Posey L.P. within 10 days of its election to proceed and fund as AFE, in the amount of $1,280,000, divided into two payments one for $970,000 to cover the first pilot project and the second in the amount of $310,000 for the facilities. Subsequently, GEM is to fund a separate AFE (in the amount of $1,104,000—divided into two payments: $454,000 for the facilities and $650,000 for the 5 pilot wells) within 10 days after spudding the last well on the first pilot project.

Should GEM elect to proceed with Phase III, GEM is required to pay the third and final prospect payment of $500,000 to Indiana Posey L.P. and to fund the related AFE costs. Phase III will continue until such time as GEM incurs $7.5 Million in the carried interest amount costs as defined in the Agreement.

Subsequent to Phase III, the GEM and Indiana Posey L.P.’s development of the project shall be governed by a Joint Operating Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Exploration and Development Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: March 22, 2005	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description
10.1	Exploration and Development Agreement